Exhibit 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT

   THE                          TO THE HOLDERS OF:
 BANK OF                        Corporate Bond-Backed Certificates
   NEW                          Series 1998-ADM-1
  YORK                          Class A-1 Certificates
                                CUSIP NUMBER: 21987HAS4

In accordance with the Standard Terms, The Bank of New York, as trustee submits the following cash basis statement for the
period ending :                                                   June 15, 2008

INTEREST ACCOUNT
----------------
Balance as of      December 15, 2007                                      $0.00
  Schedule Income received on securities ......                   $1,078,633.00
  Unscheduled Income received on securities ...                           $0.00
  Interest Received on sale of Securties ......                           $0.00
LESS:
  Distribution to Class A-1 Holders ...........   $1,075,633.00
  Trustee Fees ................................       $2,250.00
  Fees allocated for third party expenses .....         $750.00
Balance as of      June 15, 2008 ..............         Subtotal          $0.00


PRINCIPAL ACCOUNT
-----------------
Balance as of      December 15, 2007                                      $0.00
  Scheduled Principal payment
    received on securities ....................                   $1,204,049.00
  Principal received on sale of securities ....                           $0.00
LESS:
  Distribution to Class A-1 Holders ...........   $1,204,049.00
                                                        Subtotal  $1,204,049.00
Balance as of      June 15, 2008                         Balance          $0.00

                 UNDERLYING SECURITIES HELD AS OF: June 15, 2008
                          $65,775,000 6.95% Debentures
                               due 2097 issued by
                         Archer-Daniels-Midland Company
                             CUSIP NUMBER: 039483AP7